EXHIBIT 4.4

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of August 6, 2009 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by and between U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Subordinated Lien Creditors (as defined below) (in such capacity, together with its successors and assigns from time to time, the “Subordinated Lien Creditor Representative”), and WELLS FARGO FOOTHILL, INC., a California corporation, as arranger and agent for the Senior Lien Lenders (as defined below) (in such capacity, together with its successors and assigns from time to time, the “Senior Lien Administrative Agent”), and is acknowledged by PENINSULA GAMING, LLC, a Delaware limited liability company (“PGL”), THE OLD EVANGELINE DOWNS, L.L.C., a Louisiana limited liability company (“OED”), DIAMOND JO, LLC, a Delaware limited liability company (“DJL”), DIAMOND JO WORTH, LLC, a Delaware limited liability company (“DJW” and, together with PGL, OED and DJL, the “Senior Lien Borrowers”), PENINSULA GAMING CORP., a Delaware corporation (“PGC”), DIAMOND JO WORTH CORP., a Delaware corporation, AB CASINO ACQUISITION LLC, a Delaware limited liability company, and PENINSULA GAMING PARTNERS, LLC, a Delaware limited liability company.

RECITALS

WHEREAS, the Senior Lien Borrowers, the Lenders (as defined therein) party thereto from time to time (the “Senior Lien Lenders”) and the Senior Lien Administrative Agent are parties to that certain Loan and Security Agreement dated as of June 16, 2004 (as modified by that certain Consent and Waiver, dated as of the date hereof, among the Senior Lien Administrative Agent, the Senior Lien Lenders party thereto, OED and DJL and as may be further amended, restated, supplemented or otherwise modified or as replaced or refinanced from time to time, the “Senior Lien Credit Agreement”);

WHEREAS, PGL, PGC, the Subordinated Lien Guarantors (as defined below), U.S. Bank National Association, as trustee under the Indenture (as defined below) (in such capacity, together with its successors and assigns from time to time, the “Trustee”), and the Subordinated Lien Creditor Representative have entered into that certain indenture dated as of the date hereof providing for the issuance of senior secured notes (as amended, restated, supplemented or otherwise modified or as replaced or refinanced from time to time, the “Indenture”);

WHEREAS, pursuant to (i) the Senior Lien Credit Agreement, the Senior Lien Borrowers have agreed to cause certain of their respective current and future subsidiaries to agree to guaranty the Credit Facility Indebtedness (as hereinafter defined) (the “Senior Lien Subsidiary Guaranty”, and such guarantors of the Credit Facility Indebtedness, the “Senior Lien Guarantors”), and (ii) the Indenture, the Issuers have agreed to cause certain of their respective current and future subsidiaries to agree to guaranty the Subordinated Lien Indebtedness (as hereinafter defined) (the “Subordinated Lien Subsidiary Guaranty”, and such guarantors of the Subordinated Lien Indebtedness, the “Subordinated Lien Guarantors”);

           WHEREAS, the obligations of the Senior Lien Borrowers under the Senior Lien Credit Agreement and the obligations of the Senior Lien Guarantors under the Senior Lien Subsidiary Guaranty are secured by liens on substantially all the assets of the Senior Lien Borrowers and the Senior Lien Guarantors, respectively, pursuant to the terms of the Senior Lien Security Documents (as defined below);

WHEREAS, the obligations of the Issuers under the Indenture and the obligations of the Subordinated Lien Guarantors under the Subordinated Lien Subsidiary Guaranty are secured by liens on certain assets of the Issuers and the Subordinated Lien Guarantors, respectively, pursuant to the terms of the Indenture Security Documents (as defined below);

WHEREAS, the Senior Lien Documents and the Indenture Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

WHEREAS, in order to induce the Senior Lien Creditors (as defined below) to consent to the Grantors (as defined below) incurring the Subordinated Lien Indebtedness (as defined below) and to induce the Senior Lien Creditors to continue to extend credit and other financial accommodations and lend monies to or for the benefit of the Grantors, the Subordinated Lien Creditor Representative on behalf of the Subordinated Lien Creditors has agreed to the lien subordination provisions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Agreement” shall have the meaning assigned to that term in the preamble hereto.

“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as the same may now or hereafter be amended, and including any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral” shall mean all of the assets and property of any Grantor, whether real, personal or mixed, constituting both Senior Lien Collateral and Subordinated Lien Collateral

“Credit Facility Indebtedness” shall mean all present and future obligations (including principal, interest, fees and reimbursement obligations under letters of credit), contingent or otherwise, of the Grantors to the Senior Lien Creditors arising under or pursuant to the Senior Lien Documents, including, in each case, interest, fees, and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of any Senior Lien Creditor in respect of the Collateral in any Insolvency Proceeding.

“DJL” shall have the meaning assigned to that term in the preamble hereto.

“DJW” shall have the meaning assigned to that term in the preamble hereto.

“Enforcement Action” shall mean, with respect to any Party, the exercise of any right or remedy with respect to any Collateral (including any right of set-off) or the taking of any Foreclosure Action or other action to enforce, collect or realize upon any Collateral, or the commencement of any action, whether judicial or otherwise, for the enforcement of such Party’s rights and remedies as a secured creditor with respect to the Collateral, or the commencement of any receivership proceedings or any other sale of, collection on, or disposition of, any Collateral, including the exercise of any right, remedy or action to:  (a) exercise any collection rights in respect of any Collateral or notify any account debtors to make payment directly to such Party or its agents or other Persons acting on its behalf or retain any proceeds of accounts and other obligations receivable paid by any account debtor; (b) take or accept any transfer of title in lieu of foreclosure upon any Collateral; (c) enforce any claim to the proceeds of insurance upon any Collateral; (d) deliver any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depositary bank or landlord) in the possession or control of any Collateral or acting as bailee, custodian or agent for such Party in respect of any Collateral; or (e) otherwise enforce any remedy available to such Party upon default for the enforcement of any Lien upon the Collateral.

“Enforcement Event” shall mean the occurrence of an “Event of Default” under, and as defined in, the Indenture.

“Enforcement Event Notice” shall have the meaning assigned thereto in Section 3.2.

“Entitled Parties” shall have the meaning assigned thereto in Section 4.1(a).

“Event of Default” shall mean the occurrence of an “Event of Default” under, and as defined in, the Senior Lien Credit Agreement.

 “Financing Documents” shall mean, collectively, the Indenture Documents and the Senior Lien Documents.

“Foreclosure Action” shall mean any action to foreclose upon or enforce a Lien against any of the Collateral, including (a) commencing judicial or non-judicial foreclosure proceedings, (b) exercising any rights afforded to secured creditors in a case under the Bankruptcy Law with respect to the Collateral, or (c) taking any action under the Bankruptcy Law that directly relates to or directly affects any such Collateral, other than any such action that relates to or affects all or substantially all of the property of the bankruptcy estate.

“Fully Paid” shall mean (a) with respect to the Indenture Documents, the payment in cash or cash equivalents in full of all obligations (other than contingent, unliquidated indemnity obligations that survive payment in full) under the Indenture Documents, and (b) with respect to the Senior Lien Documents, (i) the payment in cash or cash equivalents in full of all obligations (other than contingent, unliquidated indemnity obligations that survive payment in full) under such Senior Lien Documents (it being agreed and understood that the principal amount of such obligations shall at no time exceed the Maximum Credit Facility Amount, plus related interest, fees, costs, expenses and reimbursement and indemnification obligations), and (ii) the termination of all commitments or other obligations of the Senior Lien Creditors to extend credit thereunder to any Grantor.

“Grantor Acknowledgment” shall mean an acknowledgment substantially in the form of Exhibit A hereto.

“Grantors” shall mean each Senior Lien Borrower, each Issuer, each Senior Lien Guarantor, each Subordinated Lien Guarantor and each other Person that has or may from time to time hereafter execute and deliver a Senior Lien Security Document or a Indenture Security Document as a “grantor”, “pledgor” or “debtor” (or the equivalent thereof) thereunder.

 “Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the Senior Lien Credit Agreement or the Indenture, as applicable.

“Indenture” shall have the meaning assigned to that term in the recitals hereto.

“Indenture Documents” shall mean the Indenture, the Notes, the Indenture Security Documents and the Registration Rights Agreement (as defined in the Indenture), and such other agreements, documents, instruments and certificates executed and delivered (or issued) by the Grantors pursuant to the Indenture or the Indenture Security Documents, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Security Documents” shall mean the “Security Documents” as defined in the Indenture and any other agreement, document or instrument pursuant to which a Lien is granted securing any Subordinated Lien Indebtedness or under which rights or remedies with respect to such Liens are governed.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor or any of its subsidiaries, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or any of its subsidiaries or with respect to a material portion of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor or any of its subsidiaries, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor or any of its subsidiaries.

“Issuers” shall mean PGL and PGC.

“Lien” shall mean any lien (including, without limitation judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“Lien Priority” shall mean, with respect to any Lien upon any Collateral, the order of priority of such Lien as specified in Sections 2.1 and 2.2.

“Maximum Credit Facility Amount” shall mean $115,000,000, which amount may be increased or decreased as provided in Section 4.7(b)(i) of the Indenture (as in effect on the date hereof), in aggregate principal amount of Indebtedness outstanding under the Senior Lien Documents, plus all related interest, fees, expenses and indemnification obligations or such greater amount or amounts as the Trustee may consent to in its discretion.

 “Notes” shall mean the 8 3/8% senior secured notes due 2015 in an aggregate principal amount equal to $240,000,000 issued pursuant to the Indenture, and any other senior secured notes issued from time to time under the Indenture.

“OED” shall have the meaning assigned to that term in the preamble hereto

“Party” shall mean each of (a) the Subordinated Lien Creditor Representative, on behalf of itself and the other Subordinated Lien Creditors and (b) the Senior Lien Administrative Agent, on behalf of itself and the other Senior Lien Creditors.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“PGC” shall have the meaning assigned to that term in the preamble hereto.

“PGL” shall have the meaning assigned to that term in the preamble hereto.

“Pledged Collateral” shall have the meaning assigned to that term in Section 4.2(a).

“Secured Liabilities” shall mean, collectively, the Credit Facility Indebtedness (up to the Maximum Credit Facility Amount) and the Subordinated Lien Indebtedness.

“Senior Lien Administrative Agent” shall have the meaning assigned to that term in the preamble hereto.

“Senior Lien Borrowers” shall have the meaning assigned to that term in the preamble hereto.

“Senior Lien Collateral” shall mean all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Credit Facility Indebtedness.

“Senior Lien Credit Agreement” shall have the meaning assigned to that term in the recitals hereto.

 “Senior Lien Creditors” shall mean, at any relevant time, the Senior Lien Administrative Agent and the holders of the Credit Facility Indebtedness at that time, including, without limitation, the Senior Lien Lenders.

“Senior Lien Documents” shall mean the Senior Lien Credit Agreement and the “Loan Documents” as defined in the Senior Lien Credit Agreement and such other agreements, documents, instruments and certificates executed and delivered (or issued) by the Grantors pursuant to the Senior Lien Credit Agreement, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Lien Guarantors” shall have the meaning assigned to that term in the recitals hereto.

“Senior Lien Lenders” shall have the meaning assigned to that term in the recitals hereto.

“Senior Lien Security Documents” shall mean each agreement, document or instrument pursuant to which a Lien is granted securing any Credit Facility Indebtedness or under which rights or remedies with respect to such Liens are governed.

“Senior Lien Subsidiary Guaranty” shall have the meaning assigned to that term in the recitals hereto.

“Subordinated Lien Collateral” shall mean all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Subordinated Lien Indebtedness.

“Subordinated Lien Creditor Representative” shall have the meaning assigned to that term in the preamble hereto.

“Subordinated Lien Creditors” shall mean the Subordinated Lien Creditor Representative, the Trustee and, at any relevant time, the holders of Subordinated Lien Indebtedness at that time, including, without limitation, the holders of Notes.

“Subordinated Lien Guarantors” shall have the meaning assigned to that term in the recitals hereto

“Subordinated Lien Indebtedness” shall mean the “Note Obligations” as defined in the Indenture and all other present and future obligations, contingent or otherwise, of the Grantors to the Subordinated Lien Creditors arising under or pursuant to the Indenture Documents, including, in each case, interest, fees and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of any Subordinated Lien Creditor in respect of the Collateral in any Insolvency Proceeding.

“Subordinated Lien Subsidiary Guaranty” shall have the meaning assigned to that term in the recitals hereto.

“Trustee” shall have the meaning assigned to that term in the recitals hereto.

“UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction

Section 1.2 Terms Generally.

All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b)           any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c)           the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)           all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)           the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

LIEN PRIORITY

Section 2.1 Agreement to Subordinate Liens.  The Subordinated Lien Creditor Representative hereby agrees that all Liens of the Subordinated Lien Creditor Representative for the benefit of itself and the Subordinated Lien Creditors in and to the Collateral are and shall be junior to and subordinate in priority to the Liens of any or all of the Senior Lien Creditors in and to the Collateral securing the Credit Facility Indebtedness (up to the Maximum Credit Facility Amount); provided that, the rights of a Party under this Agreement shall be void and of no further force and effect if, and only to the extent, that the Liens of such Party in and to the Collateral are avoided, disallowed, set aside or otherwise invalidated in any action or proceeding by a court, tribunal or administrative agency of competent jurisdiction and such avoidance, disallowance, set aside or other invalidation is permanent and is not later reversed.  The subordination of the Liens of the Subordinated Lien Creditor Representative for the benefit of itself and the other Subordinated Lien Creditors in and to the Collateral in favor of the Senior Lien Creditors provided for herein shall not be deemed to (a) subordinate the Liens of the Subordinated Lien Creditor Representative for the benefit of itself and the other Subordinated Lien Creditors to the Liens of any other Person, or (b) subordinate the Subordinated Lien Indebtedness to any other Indebtedness of the Issuers or any other Grantor, including the Credit Facility Indebtedness.

Section 2.2 Non-Contest; Excluded Assets.  Each Party agrees that it will not attack or contest the validity, perfection, priority or enforceability of the Liens of the other Party or finance or urge any other Person to do so; provided that, any Party may enforce its rights and privileges hereunder without being deemed to have violated this provision.  Any provision contained in this Agreement to the contrary notwithstanding, the terms and conditions of this Agreement shall not apply, as between the Senior Lien Administrative Agent, on the one hand, and the Subordinated Lien Creditor Representative, on the other hand, to any property or assets (including property or assets that do not constitute Collateral) as to which the Senior Lien Administrative Agent has a Lien and as to which the Subordinated Lien Creditor Representative does not have a Lien, or as to which the Subordinated Lien Creditor Representative has a Lien and the Senior Lien Administrative Agent does not have a Lien.

Section 2.3 Exercise of Rights.

(a) The Subordinated Lien Creditor Representative may exercise, and nothing herein shall constitute a waiver of, any right or remedy it may have at law or equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding; provided that the exercise of any such right or remedy by the Subordinated Lien Creditor Representative shall be (i) subject to the Lien Priority and application of proceeds of Collateral as provided in Section 3.4 and (ii) subject to the provisions of Sections 3.1 and 3.2.

(b) Notwithstanding any other provision hereof, the Subordinated Lien Creditor Representative may make such demands or file such claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure.

Section 2.4 Priority of Liens.  (a)  Irrespective of any priority otherwise available to the Subordinated Lien Creditor Representative by law or agreement or irrespective of the order of recording of mortgages, financing statements, security agreements or other instruments, and irrespective of the descriptions of Collateral contained in the Financing Documents, including any financing statements, each of the Subordinated Lien Creditor Representative and the Senior Lien Administrative Agent hereby agree among themselves that their respective Liens upon the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Financing Documents.

(b) Each Party agrees that this Agreement and the Lien Priority shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated, modified or otherwise affected by any circumstance or occurrence whatsoever (other than in accordance with the terms hereof), including any of the following (whether or not such Party consents thereto or has notice thereof):  (i) any change in or waiver of the time, place or manner of payment, or any other term, of any of the Secured Liabilities or Financing Documents, any waiver of or any renewal, extension, increase, refinancing, amendment or modification of or addition, consent or supplement to or deletion from, or any other action or inaction under or in respect of, any of the Secured Liabilities or Financing Documents or any other document, instrument or agreement referred to therein or any assignment or transfer of any of the Secured Liabilities or Financing Documents; (ii) any furnishing of any additional collateral for any of the Secured Liabilities or any sale, exchange, release or surrender of, or realization on, any collateral for any of the Secured Liabilities; (iii) any settlement, release or compromise of any of the Secured Liabilities or Financing Documents, any collateral therefor, or any liability of any other party (including any other Party) with respect to any of the Secured Liabilities or Financing Documents, or any subordination of payment of any Secured Liabilities to the payment of any other Indebtedness, liability or obligation of any of the Grantors or any of their respective subsidiaries; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, merger, consolidation, dissolution, liquidation or other like proceeding or occurrence relating to any of the Grantors or any of their respective subsidiaries, or any other change in the ownership, control, composition or nature of any of the Grantors or any of their respective subsidiaries; (v) any application of sums paid by any of the Grantors or any of their respective subsidiaries with respect to any of the Secured Liabilities, except to the extent actually applied against such Secured Liabilities, regardless of what other liabilities of the Grantors or any of their respective subsidiaries remain unpaid; or (vi) the failure of any Party to assert any claim or demand or to enforce any right or remedy against the Grantors or any of their respective subsidiaries or any other Person (including any Senior Lien Creditor or Subordinated Lien Creditor with respect to the applicable Secured Liabilities) under the provisions of any of the Financing Documents or otherwise.

Section 2.5 Insolvency.  (a)  The provisions of this Agreement will be applicable both before and after the filing or commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Grantor shall be deemed to apply to the trustee for such Grantor and such Grantor as a debtor-in-possession.  The relative rights of the Senior Lien Creditors and the Subordinated Lien Creditors in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the filing of such Insolvency Proceeding on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by, any Grantor as debtor-in-possession.  If, in any Insolvency Proceeding and at any time any Credit Facility Indebtedness exists that has not been Fully Paid, all of the Senior Lien Creditors (or such number of the Senior Lien Creditors as may have the power to bind all of them):

(i) consent to any order for use of cash collateral or agree to the extension of any such Credit Facility Indebtedness (including any debtor-in-possession financing) to any Grantor;

(ii) consent to any order granting any priming lien, replacement lien, cash payment or other relief on account of such Credit Facility Indebtedness as adequate protection (or its equivalent) for the interests of the Senior Lien Creditors in the property subject to such Lien of the Senior Lien Administrative Agent;

(iii) consent to any order approving post-petition financing pursuant to Section 364 of the Bankruptcy Code (including any “roll-up” of such Credit Facility Indebtedness); or

(iv) consent to any order relating to a sale of assets of any Grantor that provides, to the extent the sale is to be free and clear of Liens, that the Liens of the Senior Lien Administrative Agent and the Lien of the Subordinated Lien Creditor Representative shall attach to the proceeds of the sale, then the Subordinated Lien Creditors will not oppose or otherwise contest the entry of such order.

(b) So long as there is any Credit Facility Indebtedness that has not been Fully Paid, neither the Subordinated Lien Creditor Representative nor any other Subordinated Lien Creditor will:

(i) request judicial relief, in an Insolvency Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Senior Lien Administrative Agent in respect of the Collateral or that would limit, invalidate, avoid or set aside any Lien of the Senior Lien Administrative Agent or any Senior Lien Document or subordinate the Lien of the Senior Lien Administrative Agent to the Lien of the Subordinated Lien Creditor Representative or grant the Lien of the Senior Lien Administrative Agent equal ranking to the Lien of the Subordinated Lien Creditor Representative;

(ii) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of the Lien of the Senior Lien Administrative Agent made by the Senior Lien Administrative Agent in any Insolvency Proceeding;

(iii) oppose or otherwise contest any lawful exercise by the Senior Lien Administrative Agent of the right to credit bid at any sale in foreclosure of the Lien of the Senior Lien Administrative Agent;

(iv) oppose or otherwise contest any other request for judicial relief made in any court by the Senior Lien Administrative Agent relating to the lawful enforcement of the Lien of the Senior Lien Administrative Agent;

(v) request relief from the automatic stay in any Insolvency Proceeding unless any Senior Lien Creditor requests such relief; or

(vi) challenge the enforceability, perfection or the validity of the Credit Facility Indebtedness or the Lien of the Senior Lien Administrative Agent.

(c) The Subordinated Lien Creditor Representative will not file or prosecute in any Insolvency Proceeding any motion for adequate protection or for relief from the automatic stay (in each case, or any comparable request for relief) based upon its interests in the Collateral, except that the Subordinated Lien Creditor Representative may:

(i) freely seek and obtain relief granting a replacement lien, additional lien, superpriority, administrative claim or other adequate protection co-extensive in all respects with, but subordinated in accordance with the Lien Priority in all respects to, all Liens granted in such Insolvency Proceeding to the Senior Lien Administrative Agent in connection with Credit Facility Indebtedness;

(ii) assert rights consistent with this Agreement in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(iii) freely seek and obtain any relief upon a motion for adequate protection or for relief from the automatic stay (in each case, or any comparable relief), without any condition or restriction whatsoever, at any time when all Credit Facility Indebtedness has been Fully Paid.

(d) If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, both on account of Credit Facility Indebtedness and on account of the Subordinated Lien Indebtedness, then, to the extent the debt obligations distributed on account of the Credit Facility Indebtedness and on account of the Subordinated Lien Indebtedness are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(e) Subject to Section 3.4(a)(ii), the Subordinated Lien Creditor Representative will not assert or enforce, at any time when any Credit Facility Indebtedness exists that has not been Fully Paid, any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Lien of the Senior Lien Administrative Agent for costs or expenses of preserving or disposing of any Collateral.

Section 2.6 Insurance and Condemnation Proceeds.  At any time when any Credit Facility Indebtedness exists that has not been Fully Paid, the Senior Lien Administrative Agent will have the sole right to adjust settlement of all insurance claims and condemnation awards in the event of any covered loss, theft, destruction or condemnation of any Collateral and all claims under insurance constituting Collateral, subject to the terms of the Senior Lien Documents.

ARTICLE III

ACTIONS OF THE PARTIES

Section 3.1 Limitation on Certain Actions.  Subject to Section 3.2, until the first date on which the Maximum Credit Facility Amount is Fully Paid, no Subordinated Lien Creditor will, without the prior written consent of the Senior Lien Administrative Agent, take any Enforcement Action.

Section 3.2 Standstill Period.  If an Enforcement Event has occurred and is continuing, the Subordinated Lien Creditor Representative, on behalf of the Subordinated Lien Creditors, may give the Senior Lien Administrative Agent written notice thereof (an “Enforcement Event Notice”), which notice shall constitute notice to each Senior Lien Creditor.  If (a) such Enforcement Event is continuing for more than 180 consecutive days after the delivery of such Enforcement Event Notice (the “Expiry Date”), (b) the Senior Lien Administrative Agent has not, on or before the Expiry Date, commenced (and notified the Subordinated Lien Creditor Representative that the Senior Lien Administrative Agent has commenced) one or more Enforcement Actions, and (c) the Grantor against which the Subordinated Lien Creditor Representative’s proposed Enforcement Action is to be taken is not the subject of an Insolvency Proceeding, then the Subordinated Lien Creditor Representative may, subject to the Lien Priority and the application of all proceeds of the Collateral in accordance with Section 3.4, take one or more Enforcement Actions.  If (i) the Senior Lien Administrative Agent has commenced any Enforcement Action on or prior to the Expiry Date and, at any time after the Expiry Date, is no longer pursuing one or more Enforcement Actions, (ii) no Insolvency Proceeding is pending against the Grantors against which the Subordinated Lien Creditor Representative’s proposed Enforcement Action is to be taken, and (iii) the Enforcement Event that was the subject of, or existing on the date of, the Enforcement Event Notice is then continuing, then the Subordinated Lien Creditor Representative may, subject to the Lien Priority and the prior application of all proceeds of the Collateral in accordance with Section 3.4, take one or more Enforcement Actions.  Except as expressly provided for in this Agreement, nothing in this Agreement shall prevent the Parties from exercising any other remedy, or taking any other action, under any of the applicable Financing Documents.

Section 3.3 Foreclosure.  Any Party taking a permitted Enforcement Action may enforce its Financing Documents independently as to any of the applicable Grantors and independently of any other remedy or security such Party at any time may have or hold in connection with its Secured Liabilities, and, except as provided herein, it shall not be necessary for such Party to marshal assets in favor of any other Party or any other Person or to proceed upon or against or exhaust any other security or remedy before proceeding to enforce the Financing Documents.  Each of the Subordinated Lien Creditor Representative (for so long as the Maximum Credit Facility Amount is not Fully Paid) and the Senior Lien Administrative Agent (for so long as the Subordinated Lien Creditors are owed any Subordinated Lien Indebtedness), expressly waives any right to require the other Party to marshal assets in favor of any Party or to proceed against any Collateral provided by any Grantor, or any other property, assets, or collateral provided by any Grantor or any other Person, and agrees that the Party taking such permitted Enforcement Action may proceed against any Grantor, any Collateral or other property, assets, or other collateral provided by any of them or by any other Person, in such order as it shall determine in its sole and absolute discretion.  The foregoing notwithstanding:  (a) with respect to the sale or other disposition of any Collateral governed by Article 9 of the UCC, the Party conducting such sale or other disposition agrees in favor of the other Party that every aspect of such sale or other disposition, including the method, manner, time, place and terms, must be commercially reasonable; (b) with respect to the sale or other disposition of any Collateral consisting of real property, the Party conducting such sale or other disposition agrees in favor of the other Parties that such sale or other disposition shall be conducted according to the normal practices of commercial real property secured lenders generally; (c) with respect to the sale or other disposition of any Collateral by any Party, such Party agrees to provide the other Party with such written notice as it is required by applicable law (including, if applicable, the UCC) to provide to the Grantors (without regard to whether the Grantors have waived their entitlement to receive such notice); and (d) the Senior Lien Administrative Agent, on behalf of itself and each other Senior Lien Creditor, agrees that, from and after such time as the Maximum Credit Facility Amount has been Fully Paid, the Senior Lien Administrative Agent thereupon promptly shall cease all Enforcement Actions.

Section 3.4 Distribution.  Each Party agrees that, upon any distribution as a result of any Enforcement Action, or the receipt of any other payment or distribution with respect to the Collateral, the proceeds thereof shall be distributed in the order of, and in accordance with, the following priorities:

(a) FIRST:

(i) if the Enforcement Action is taken by a Senior Lien Creditor, to the payment of all reasonable costs and expenses, commissions and taxes of such Senior Lien Creditor incurred in connection with taking such Enforcement Action or other realization, including all reasonable expenses (including attorneys fees and expenses), liabilities and advances made or incurred by or on behalf of such Senior Lien Creditor in connection therewith;

(ii) if the Enforcement Action is taken and entitled to be taken by the Subordinated Lien Creditor Representative or the Trustee, to the payment of all reasonable costs and expenses, commissions and taxes of the Subordinated Lien Creditor Representative or the Trustee incurred in connection with taking such Enforcement Action or other realization, including all reasonable expenses (including attorneys fees and expenses), liabilities and advances made or incurred by or on behalf of the Subordinated Lien Creditor Representative or the Trustee, as applicable, in connection therewith;

(b) SECOND, to the Senior Lien Administrative Agent, for the benefit of the Senior Lien Creditors, until the first date on which the Maximum Credit Facility Amount is Fully Paid, to be applied in accordance with the Senior Lien Loan Documents;

(c) THIRD, to the Subordinated Lien Creditor Representative, until all Subordinated Lien Indebtedness is Fully Paid, to be applied in accordance with the Indenture Documents; and

(d) FOURTH, to the extent of any excess of such proceeds, to or at the direction of the applicable Grantor, or as a court of competent jurisdiction shall direct.

Section 3.5 Notice of Certain Events; Information.  (a)  Each Party agrees that it will notify the other Party in writing, (i) if it receives actual notice of the occurrence of an Event of Default or an Enforcement Event, not later than 30 days after the date of any such occurrence, and (ii) at least 15 days prior to exercising any remedies with respect to any portion of the Collateral.  Notwithstanding the foregoing, the Senior Lien Administrative Agent shall not be obligated to provide such prior written notice if exigent circumstances require that the Senior Lien Administrative Agent act immediately in order to preserve, protect or obtain possession or control over the Collateral or any portion thereof; provided that, if such exigent circumstances require the Senior Lien Administrative Agent to so act immediately, the Senior Lien Administrative Agent agrees to provide the Subordinated Lien Creditor Representative with written notice as soon as practicable following the Senior Lien Administrative Agent first exercising any of its secured creditor remedies with respect to the Collateral, and no Party shall incur any liability to the other under this Section 3.5 as a result of the failure of such Party to provide any such notice so long as the failure to so provide such notice was not the result of willful misconduct, bad faith or gross negligence.

(b) The Senior Lien Administrative Agent, on the one hand, and the Subordinated Lien Creditor Representative, on the other hand, shall each be responsible for keeping themselves informed of the financial condition of the Grantors and their respective subsidiaries and all other circumstances bearing upon the risk of nonpayment of the Secured Liabilities.  Neither the Senior Lien Administrative Agent, on the one hand, nor the Subordinated Lien Creditor Representative, on the other hand, shall have any duty to advise the other Party of information regarding such condition or circumstances or, except as otherwise expressly provided herein, as to any other matter.  If the Senior Lien Administrative Agent, on the one hand, or the Subordinated Lien Creditor Representative, on the other hand, in their respective discretion, undertakes at any time or from time to time to provide any such information to any Party, such first Party shall be under no obligation to provide any similar information on any subsequent occasion, to provide any additional information, to undertake any investigation, or to disclose any information which, pursuant to accepted or reasonable commercial finance practice, it wishes to maintain confidential.

ARTICLE IV

ENFORCEMENT OF PRIORITIES

Section 4.1 In Furtherance of Lien Priorities.  Each Party agrees as follows:

(a) All payments or distributions of, or with respect to, the Collateral that are received by any Senior Lien Creditor or Subordinated Lien Creditor contrary to the provisions of this Agreement (including payments or distributions in connection with any Insolvency Proceeding) shall be segregated from other funds and property held by such Senior Lien Creditor or Subordinated Lien Creditor, as applicable, and shall be held in trust for the party or parties entitled thereto in accordance with the provisions of Section 3.4 (the “Entitled Parties”) and such Senior Lien Creditor or Subordinated Lien Creditor, as applicable, shall forthwith pay over such remaining proceeds to the Entitled Parties in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) or held as Collateral (in the case of non-cash property or securities) in accordance with the provisions hereof and the provisions of the applicable Financing Documents.

(b) From and after the first date on which the Maximum Credit Facility Amount is Fully Paid, the Senior Lien Administrative Agent will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary, or that the Subordinated Lien Creditor Representative may reasonably request, to permit the Subordinated Lien Creditor Representative to evidence the termination of the Lien Priority hereunder, or in furtherance thereof; provided that the Senior Lien Administrative Agent shall not be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this clause (b) to the extent that such action would contravene any applicable law, order or other legal requirement, and, in the event of a controversy or dispute, the Senior Lien Administrative Agent may interplead any payment or distribution in any court of competent jurisdiction.

(c) Each Party is hereby authorized to demand specific performance of this Agreement, whether or not the Grantors shall have complied with any of the provisions hereof applicable to it, at any time when the other Party shall have failed to comply with the provisions of this Agreement applicable to it; provided that the remedy of specific performance shall not be available, and the asserting Party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended.  Each Party hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(d) On or prior to the date hereof, (i) the Subordinated Lien Creditor Representative and the Senior Lien Administrative Agent shall enter into one or more control agreements with respect to the deposit accounts and securities accounts of any Grantor at any financial institution or securities intermediary, constituting part of the Collateral, in each case, in form and substance reasonably acceptable to the Senior Lien Administrative Agent and the Subordinated Lien Creditor Representative, which control agreements shall supersede any existing control agreements between the Senior Lien Administrative Agent, the Subordinated Lien Creditor Representative and such financial institution or securities intermediary, and (ii) the Senior Lien Administrative Agent and the Subordinated Lien Creditor Representative agree to terminate or amend and restate such existing control agreements.

(e) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Liabilities is, other than as a result of any intentional fraud or gross negligence of the applicable Party, rescinded or must otherwise be returned by the applicable Party in connection with an Insolvency Proceeding or otherwise, all as though such payment had not been made.

Section 4.2 Perfection of Possessory or Control Security Interests.  (a) The Senior Lien Administrative Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the Senior Lien Creditors and as gratuitous bailee for the Subordinated Lien Creditor Representative (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Senior Lien Documents and the Indenture Documents, respectively, subject to the terms and conditions of this Section 4.2.  Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the Senior Lien Administrative Agent, the Senior Lien Administrative Agent agrees to also hold control over such deposit accounts as gratuitous agent for the Subordinated Lien Creditor Representative, subject to the terms and conditions of this Section 4.2. The Senior Lien Administrative Agent, the Subordinated Lien Creditor Representative and the Grantors agree that if the Senior Lien Administrative Agent shall enter into a control agreement with respect to any deposit account or securities account of a Grantor, the Subordinated Lien Creditor Representative will be given notice by such Grantor and sufficient opportunity to also become a party thereto in order to perfect its security interest in such deposit account or securities account, as applicable.  If and to the extent any such control agreement provides for the right of either the Senior Lien Administrative Agent or the Subordinated Lien Creditor Representative to give notice or direction to the depository bank or securities intermediary, as applicable, with respect to such deposit account or securities account, the Subordinated Lien Creditor Representative hereby agrees that, subject to Section 3.2, it will not give any such notice or direction to any such depository bank or securities intermediary unless and until the Credit Facility Indebtedness has been Fully Paid.

(b) The duties or responsibilities of the Senior Lien Administrative Agent under this Section 4.2 shall be limited solely to holding the Pledged Collateral as bailee (and, with respect to deposit accounts, agent) for the Subordinated Lien Creditor Representative for purposes of perfecting the Lien therein held by the Subordinated Lien Creditor Representative to secure the Subordinated Lien Indebtedness and delivering the Pledged Collateral at such time when the Credit Facility Indebtedness has been Fully Paid as provided in paragraph (c) below.  The Senior Lien Administrative Agent shall not incur any liability to any Subordinated Lien Creditor by virtue of acting as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral pursuant to this Section 4.2.  The Senior Lien Administrative Agent shall not have any obligation to any Subordinated Lien Creditor to care for, protect or insure any Pledged Collateral or to ensure that the Lien on such Pledged Collateral has been properly or sufficiently created or entitled to any particular priority.  The Senior Lien Administrative Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lien Documents and this Agreement.  The Senior Lien Administrative Agent shall not have any obligation whatsoever to the Subordinated Lien Creditor Representative or the other Subordinated Lien Creditors to assure that the Pledged Collateral is genuine or owned by any Grantor or otherwise or to preserve rights or benefits of any Person except as expressly set forth in this Section.  The Senior Lien Administrative Agent shall not have, by reason of this Agreement or any other document or instrument, a fiduciary relationship in respect of the Subordinated Lien Creditor Representative or the other Subordinated Lien Creditors.

(c) At such time when the Credit Facility Indebtedness has been Fully Paid, the Senior Lien Administrative Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (such endorsement shall be without recourse and without any representation or warranty), first, to the Subordinated Lien Creditor Representative until all Subordinated Lien Indebtedness is Fully Paid, and second, to the Grantors to the extent no Credit Facility Indebtedness or Subordinated Lien Indebtedness remains outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral).  At such time when the Credit Facility Indebtedness has been Fully Paid, the Senior Lien Administrative Agent further agrees to take all other action reasonably requested by the Subordinated Lien Creditor Representative at the expense of the Grantors to subordinate the Liens of the Senior Lien Administrative Agent in the Collateral to the Liens of the Subordinated Lien Creditor Representative in the Collateral.

Section 4.3 Control of Dispositions of Collateral and Effect thereof on Junior Liens.

(a) Each Party hereby agrees that any UCC collection, sale or other disposition of Collateral by the Senior Lien Administrative Agent shall be free and clear of any Lien of the Subordinated Lien Creditor Representative in such Collateral; provided that, the Subordinated Lien Creditor Representative shall retain a Lien (having the same priority as the Lien it previously had on the item of Collateral that was collected, sold or otherwise disposed of) on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Credit Facility Indebtedness (up to the Maximum Credit Facility Amount) in accordance with Section 3.4).

(b) To the extent reasonably requested by any Party, the other Party will cooperate in providing any necessary or appropriate releases to permit a collection, sale, or other disposition of Collateral, as provided in Section 4.3(a).

Section 4.4 Certain Other Collateral.  Subject to Section 4.1(c), unless and until all Credit Facility Indebtedness has been Fully Paid, (a) any provision of any Indenture Security Document that requires any Grantor to deliver any Collateral to the Subordinated Lien Creditor Representative or the Senior Lien Administrative Agent may be satisfied by the delivery of such Collateral by such Grantor to the Senior Lien Administrative Agent (or its designee), (b) any provision of any Indenture Security Document that requires any Grantor to provide that the Subordinated Lien Creditor Representative or the Senior Lien Administrative Agent shall have control (as defined in the UCC) over any Collateral may be satisfied by providing that the Senior Lien Administrative Agent (or its designee) be provided with control (as defined in the UCC) with respect to such Collateral, and (c) any provision of any Indenture Security Document that requires any Grantor to list the Trustee or the Subordinated Lien Creditor Representative as loss payee or additional insured on any insurance policy or sole lien holder on any certificate of title relating to the Collateral, may be satisfied by listing the Senior Lien Administrative Agent as loss payee or additional insured on any insurance policy or sole lien holder on any certificate of title relating to the Collateral, in the case of clauses (a), (b) and (c), for the benefit of all of the Senior Lien Creditors and all of the Subordinated Lien Creditors.

Section 4.5 Amendments to Senior Lien Documents and Indenture Documents.

 (a)           The Senior Lien Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Credit Facility Indebtedness may be refinanced, in each case, without notice to, or the consent of any Subordinated Lien Creditor, all without affecting the Lien subordination or other provisions of this Agreement; provided, however, that the assignee of or successor to the then existing Senior Lien Administrative Agent, on behalf of the holders of such refinancing debt, agrees in a writing addressed to the Subordinated Lien Creditor Representative to be bound by the terms of this Agreement as the new Senior Lien Administrative Agent, Senior Lien Creditors and holders of Credit Facility Indebtedness hereunder.

(b)           The Indenture Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Subordinated Lien Indebtedness may be refinanced, in each case, without notice to, or the consent of any Senior Lien Creditor, all without affecting the Lien subordination or other provisions of this Agreement, provided, however, that the Subordinated Lien Creditor Representative, on behalf of the holders of such refinancing debt, agrees in a writing addressed to the Senior Lien Administrative Agent to be bound by the terms of this Agreement as the new Subordinated Lien Creditor Representative hereunder.

(c)           The Subordinated Lien Creditor Representative, on behalf of the Subordinated Lien Creditors, agrees that each Indenture Security Document shall include the following language (or language to similar effect approved by the Senior Lien Administrative Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Subordinated Lien Creditor Representative pursuant to this Agreement and the exercise of any right or remedy by the Subordinated Lien Creditor Representative hereunder are subject to the provisions of the  Intercreditor Agreement, dated as of August 6, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Wells Fargo Foothill, Inc., as Senior Lien Administrative Agent, and U.S. Bank National Association, as Subordinated Lien Creditor Representative and Trustee and acknowledged by the Grantors (as defined in the Intercreditor Agreement).  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

ARTICLE V

MISCELLANEOUS

Section 5.1 Rights of Subrogation.  The Subordinated Lien Creditor Representative agrees that no payment or distribution to any Senior Lien Creditor pursuant to the provisions of this Agreement shall entitle the Subordinated Lien Creditor Representative to exercise any rights of subrogation in respect thereof until the first date on which the Credit Facility Indebtedness (up to the Maximum Credit Facility Amount) has been Fully Paid.

Section 5.2 Further Assurances.  The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents (in recordable form, if requested), and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable any Party to exercise and enforce its rights and remedies hereunder; provided that, no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 5.2 to the extent that such action would contravene any law, order or other legal requirement binding upon such Party, and in the event of a controversy or dispute, any Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 5.2.  Without limiting the foregoing, but in furtherance thereof, the Subordinated Lien Creditor Representative agrees, upon the request of the Senior Lien Administrative Agent (including any replacement of or successor thereto pursuant to Section 4.5), to execute and deliver to the Senior Lien Administrative Agent (or its designees and including any replacement of or successor thereto pursuant to Section 4.5) a subordination of mortgage, subordination of preferred ship mortgage and subordination of trademark security interests, in each case in form to be recordable with the applicable governmental authorities and otherwise in form and substance reasonable acceptable to the Senior Lien Administrative Agent (including any replacement of or successor thereto pursuant to Section 4.5) and the Subordinated Lien Creditor Representative.

Section 5.3 Defenses Similar to Suretyship Defenses. All rights, interests, agreements and obligations of each of the Parties under this Agreement, shall remain in full force and effect irrespective of:

(a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Liabilities, or any other amendment or waiver of or any consent to departure from the Financing Documents; provided that, this clause (a) shall not apply to, and the Subordinated Lien Creditor Representative’s Liens in the Collateral shall not be subordinated in priority by virtue of this Agreement to, the Senior Lien Administrative Agent’s Liens therein if and to the extent that the Credit Facility Indebtedness is increased, without the express written consent of the Subordinated Lien Creditor Representative, to an amount in excess of the Maximum Credit Facility Amount;

(b) any exchange, release, non-enforcement or non-perfection of any Party’s Liens with respect to any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Liabilities; or

(c) any failure by any Party to marshal assets in favor of the other Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Financing Documents.

Section 5.4 Waiver.  Except as otherwise provided in Section 2.1 and the other provisions hereof, to the maximum extent permitted by applicable law, each Subordinated Lien Creditor hereby waives, solely with respect to the Collateral to which the Lien Priority relates, any failure, omission, delay or lack on the part of any Senior Lien Creditor to enforce, assert or exercise any right, power or remedy conferred on such Senior Lien Creditor in any of the Senior Lien Documents or the inability of such Senior Lien Creditor to enforce any provision of the Senior Lien Documents or this Agreement.

Section 5.5 Amendments, Etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party shall in any event be effective unless the same shall be in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, neither Section 4.2, Section 4.4 nor this Section 5.5 may be amended or otherwise modified without the prior written consent of the Issuers.

Section 5.6 Addresses for Notices.  All demands, notices and other communications provided for hereunder shall be in writing and, if to the Subordinated Lien Creditor Representative or the Trustee, mailed or sent by telecopy or delivered to it, addressed to it as follows:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN  55107
Attention:  Corporate Trust Department
Facsimile:  (651) 495-8097

and if to the Senior Lien Administrative Agent, mailed or sent by telecopy or delivered to it, addressed to it as follows:

Wells Fargo Foothill, Inc.
2450 Colorado Avenue, Suite 3000W
Santa Monica, CA  90404
Attention:  Business Finance Division Manager
Facsimile:  (310) 453-7413

With a copy to:

Paul Hastings Janofsky & Walker, LLP
600 Peachtree Street, NE, Suite 2400
Atlanta, GA  30308
Attention:  Cindy J. K. Davis, Esq.
Facsimile:  (404) 815-2424

or as to any Party, at such other address as shall be designated by such Party in a written notice to the other Parties complying as to delivery with the terms of this Section 5.6.  All such demands, notices and other communications shall be effective:  when mailed, two business days after deposit in the mails, postage prepaid; when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next business day if receipt is acknowledged after normal business hours); or when delivered, as the case may be, addressed as aforesaid.

Section 5.7 No Waiver of Remedies.  No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 5.8 Effectiveness; Continuing Agreement.  This Agreement shall become effective when executed and delivered by the parties hereto.  This Agreement is a continuing agreement and shall (a) be binding upon the parties hereto and their successors and assigns (including all Senior Lien Creditors and Subordinated Lien Creditors), and (b) inure to the benefit of and be enforceable by the Parties, the Senior Lien Creditors and the Subordinated Lien Creditors and their respective successors, transferees and assigns.

Section 5.9 Governing Law; Entire Agreement.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 5.10 SUBMISSION TO JURISDICTION; WAIVERS.

(a)           ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT IN RESPECT HEREOF, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE. COUNTY AND CITY OF NEW YORK BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF, IN CONNECTION WITH ITS PROPERTIES AND ON BEHALF OF THE RESPECTIVE SECURED PARTIES IT REPRESENTS, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 5.6; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (V) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

(b) EACH OF THE PARTIES HERETO, ON BEHALF OF ITSELF AND THE RESPECTIVE SENIOR LIEN CREDITORS OR SUBORDINATED LIEN CREDITORS IT REPRESENTS, IF APPLICABLE, HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO, ON BEHALF OF ITSELF AND THE RESPECTIVE SENIOR LIEN CREDITORS OR SUBORDINATED LIEN CREDITORS IT REPRESENTS, IF APPLICABLE, ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO, ON BEHALF OF ITSELF AND THE RESPECTIVE SENIOR LIEN CREDITORS OR SUBORDINATED LIEN CREDITORS IT REPRESENTS, IF APPLICABLE, FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 5.10(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 5.11 Counterparts.  This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

Section 5.12 No Third Party Beneficiary.  This Agreement is solely for the benefit of the Parties (and their successors and assigns) and the holders of the Secured Liabilities (including the Senior Lien Creditors and the Subordinated Lien Creditors).  No other Person (including the Issuers, the other Grantors and any subsidiary or affiliate of the Issuers, except the Grantors as expressly set forth in Section 5.5) shall be deemed to be a third-party beneficiary of this Agreement or shall have any rights to enforce any provisions hereof.  Nothing in this Agreement shall impair, as between the Grantors and the Senior Lien Creditors, or as between the Grantors and the Subordinated Lien Creditors, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the Senior Lien Documents and the Indenture Documents, respectively.

Section 5.13 Headings.  Section headings of in this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 5.14 Severability.  If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

Section 5.15 Subordinated Lien Creditor Representative Status. Notwithstanding anything herein to the contrary, it is hereby expressly agreed and acknowledged that the lien subordination and related agreements set forth herein by the Subordinated Lien Creditor Representative are made solely in its capacity as collateral agent under the applicable Indenture Documents and with respect to the Notes issued under the Indenture (and not in its individual commercial capacity, except to the extent that it is or becomes a holder of any Note).  The Subordinated Lien Creditor Representative shall not have any duties, obligations, or responsibilities to the Senior Lien Administrative Agent or any other Senior Lien Creditor under this Agreement except as expressly set forth herein.  Nothing in this Agreement shall be construed to operate as a waiver by the Subordinated Lien Creditor Representative, with respect to the Issuers, the other Grantors or any holder of any Subordinated Lien Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture and in the Indenture Security Documents, and, by its acknowledgment hereof, each Issuer and each other Grantor expressly agrees that as between itself and the Subordinated Lien Creditor Representative, the Subordinated Lien Creditor Representative shall have such benefit with respect to all actions or omissions by the Subordinated Lien Creditor Representative pursuant to this Agreement.  For all purposes of this Agreement, the Subordinated Lien Creditor Representative may (a) rely in good faith, as to matters of fact, on any representation of fact believed by the Subordinated Lien Creditor Representative to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of the Grantors or of the Senior Lien Administrative Agent or any other Senior Lien Creditor, (b) rely in good faith, as to matters of law, on any advice received from its legal counsel or an opinion of its counsel, counsel to the Grantors or counsel to the Senior Lien Administrative Agent or any other Senior Lien Creditor, and shall have no liability for any action or omission taken in reliance thereon, and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.  The Subordinated Lien Creditor Representative (a) agrees, for the benefit of the Senior Lien Creditors, that all Liens on Collateral granted under any Indenture Security Document will be granted to and held by the Subordinated Lien Creditor Representative and not to or by the Trustee, and (b) represents and warrants to the Senior Lien Administrative Agent that it has the power and authority to represent and bind all other Subordinated Lien Creditors hereunder, and to the extent the Subordinated Lien Creditor Representative is subject to any prohibitions, restrictions, waivers or consents hereunder, each other Subordinated Lien Creditor shall be similarly bound.

Section 5.16 Additional Grantors.  Each Issuer shall cause each of its subsidiaries that becomes a Grantor to execute and deliver to the parties hereto a Grantor Acknowledgment, pursuant to which such subsidiary shall acknowledge and agree to the terms, conditions and other provisions of this Agreement to the same extent as if it had acknowledged and agreed to the terms, conditions and other provisions of this Agreement as of the date hereof.  Each Issuer agrees to provide to the Senior Lien Administrative Agent and the Subordinated Lien Creditor Representative a copy of each Grantor Acknowledgment executed and delivered pursuant to this Section 5.16.

[Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered as of the date first above written.

WELLS FARGO FOOTHILL, INC.,
as the Senior Lien Administrative Agent

By:   /s/Patrick McCormack
      Name: Patrick McCormack
       Title: V.P.

U.S. BANK NATIONAL ASSOCIATION,
as the Subordinated Lien Creditor Representative

By:   /s/Raymond S. Haverstock
      Name:  Raymond S. Haverstock
       Title:  Vice President

Intercreditor Agreement

ACKNOWLEDGED AND AGREED:
DIAMOND JO, LLC

By:   /S/Natalie Schramm
      Name: Natalie Schramm
      Title: CFO

DIAMOND JO WORTH, LLC

By:   /s/Natalie Schramm
      Name: Natalie Schramm
      Title: CFO

THE OLD EVANGELINE DOWNS, L.L.C.

By:   /s/Natalie Schramm
      Name: Natalie Schramm
      Title: CFO

PENINSULA GAMING, LLC

By:  /s/Natalie Schramm
      Name: Natalie Schramm
      Title: CFO

PENINSULA GAMING CORP.

By:  /s/Natalie Schramm
      Name: Natalie Schramm
      Title: CFO

AB CASINO ACQUISITION LLC

By:  /s/Natalie Schramm
      Name: Natalie Schramm
      Title: CFO

Intercreditor Agreement

PENINSULA GAMING PARTNERS, LLC

By:   /s/ Natalie Schramm
      Name: Natalie Schramm
      Title: CFO

Intercreditor Agreement

EXHIBIT A

FORM OF GRANTOR ACKNOWLEDGMENT

Reference is made to that certain Intercreditor Agreement, dated as of August 6, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and between WELLS  FARGO  FOOTHILL,  INC.,  as Senior Lien Administrative Agent, and U.S. BANK NATIONAL ASSOCIATION, as Subordinated Lien Creditor Representative.  Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement.

This Grantor Acknowledgment, dated as of __________, 20__ (this “Grantor Acknowledgment”), is being delivered pursuant to Section 5.17 of the Intercreditor Agreement.

The undersigned, __________, a __________ (the “Additional Grantor”), hereby acknowledges and agrees to all terms, conditions and other provisions of the Intercreditor Agreement as a Grantor thereunder, for all purposes thereof on the terms set forth therein, as fully as if the Additional Grantor had acknowledged and agreed to the terms, conditions and other provisions of the Intercreditor Agreement as of the date thereof.

This Grantor Acknowledgment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

THIS GRANTOR ACKNOWLEDGMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The provisions of Section 5 of the Intercreditor Agreement shall apply with like effect to this Grantor Acknowledgment.

[Signature Pages Follow]

Intercreditor Agreement

IN WITNESS WHEREOF, the Additional Grantor has caused this Grantor Acknowledgment to be duly executed by its authorized representative as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:_____________________________________
Name:
Title:

Intercreditor Agreement

 Each of the Senior Lien Administrative Agent and the Subordinated Lien Creditor Representative acknowledges receipt of this Grantor Acknowledgment and agrees to act as Senior Lien Administrative Agent and Subordinated Lien Creditor Representative, respectively, with respect to the Collateral pledged by the Additional Grantor, as of the day and year first above written.

WELLS FARGO FOOTHILL, INC.,
as the Senior Lien Administrative Agent

By:
      Name:
       Title:

U.S. BANK NATIONAL ASSOCIATION,
as the Subordinated Lien Creditor Representative

By:
        Name:
Title:

Intercreditor Agreement